Exhibit 99.12

Home Federal Bancorp, Inc. of Louisiana

GENERAL INFORMATION AND LIMITATIONS
This Presentation is for informational purposes only and does not constitute an offer to sell nor a solicitation of an offer to buy shares of common stock of
Home Federal Bancorp, Inc. of Louisiana.
This offer is made only by the prospectus
Please refer to the prospectus dated
May __, 2008.
The shares of common stock of Home Federal Bancorp, Inc. of Louisiana are not deposits or accounts and are not insured or guaranteed by the Federal Deposit
Insurance Corporation or any other government agency.

FORWARD-LOOKING STATEMENTS
Certain comments in this presentation are forward-looking statements which can be identified by the use of words such as "would be," "will," "estimate," "project," "believe," "intend,"
"anticipate," "plan," "seek," "expect" and similar expressions. Forward-looking statements include, but are not limited to:
 • statements of goals, intentions and expectations;
 • statements regarding prospects and business strategy;
 • statements regarding asset quality and market risk; and
 • estimates of future costs, benefits and results.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, the factors discussed under the heading “Risk
Factors” beginning on page of the prospectus that could affect the actual outcome of future events. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements and you should not rely on such statements. We have no obligation to update or revise any forward-looking statements to reflect any changed assumptions, any unanticipated events or any changes in the future.
Home Federal Bancorp, Inc. of Louisiana has filed a registration statement, including a prospectus, concerning the conversion and the merger with the Securities and Exchange
Commission. Prospective purchasers of Home Federal Bancorp, Inc. of Louisiana common stock are urged to read the prospectus and the other documents filed by Home Federal
Bancorp, Inc. of Louisiana with the SEC because they contain important information. Investors are able to obtain all documents filed with the SEC by Home Federal Bancorp, Inc. of Louisiana free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Home Federal Bancorp, Inc. of Louisiana are available free of charge by contacting the
Conversion Center at Home Federal Bancorp, Inc. of Louisiana, 624 Market Street, Shreveport,
LA 71101, telephone - - .

Home Federal Bancorp, Inc. of Louisiana
Offering Summary
Note:
¹ Home Federal Bancorp, Inc. of Louisiana will be renamed "First Louisiana Bancshares, Inc. following completion of the conversion and offering and the merger
² Can include up to 229,500 shares issued in connection with the merger with First Louisiana Bancshares
³ Subject to increase up to 1,472,525 shares if outstanding options to purchase First Louisiana Bancshares are exercised prior to completion of the merger
Issuer    First Louisiana Bancshares, Inc. ¹
Listing / Ticker   NASDAQ Global Select Market / “FLBL”
Price Per Share   $10.00
Gross Proceeds   $15.3 Million - $20.7 Million ²
Shares Offered   1,530,000 - 2,070,000 shares ²
Shares Issued in the Merger  1,324,720³
Pro Forma Shares Outstanding 4,176,585 at the Midpoint
Pro Forma Market Value  $41.8 million at the Midpoint
Maximum Purchase Limits
 (Individual / Group)  $400,000 / $1.0 Million
Selling Agent   Sandler O’Neill & Partners, L.P.
Expected Closing Date  TBD

First Louisiana Bancshares Acquisition Overview
Home Federal Bancorp, Inc. of Louisiana
Purchase Price Per Share:  $28.00
Aggregate Transaction Value: Approximately $22 Million (1,324,720 shares plus $8.8 Million in cash)
Form of Consideration  2.80 exchange ratio / $28.00 in cash
Board of Directors:  All directors of will be offered a position
Structure:   First Louisiana will be acquired by Home Federal
    Bancorp after successful conversion by Home
    Federal Bancorp
Termination Fee:   $700,000 paid by First Louisiana in certain
    circumstances

Current Structure
63.1% of the
common stock
36.9% of the
common stock
100% of the common stock
Home Federal Bancorp, Inc. of Louisiana (federal corporation)
Home Federal Savings and Loan Association
Home Federal Mutual Holding
Company of Louisiana
Public Shareholders
Home Federal Bancorp, Inc. of Louisiana

Structure following the conversion and offering and the merger
100% of the common stock
100% of the common stock
Home Federal Bancorp, Inc. of Louisiana (Louisiana corporation)
(to be renamed “First Louisiana Bancshares, Inc.”)
Home Federal Savings and Loan Association
(to be renamed “First Louisiana Bank”)
Public Shareholders
Home Federal Bancorp, Inc. of Louisiana

Reasons for the Conversion
▪ We are pursuing the conversion for the following reasons:
 ▪ The additional funds resulting from the offering will support continued growth and expansion, including providing the funding of the cash portion of the merger consideration for our merger with First Louisiana Bancshares, as well as provide enhanced lending capability.
 ▪ We believe that our current mutual holding company structure has limited our opportunities to acquire other institutions because we cannot now issue the stock in an acquisition in an amount that would cause Home Federal Mutual Holding Company to own less than a majority of the outstanding shares of Home Federal Bancorp. The conversion will facilitate our ability to acquire other institutions, including First Louisiana Bank, by eliminating this requirement of majority ownership by our mutual holding company.
 ▪ The conversion will increase the number of outstanding shares held by public shareholders and we expect our stock to have greater liquidity by listing on the NASDAQ
  Global Market.
Home Federal Bancorp, Inc. of Louisiana

Corporate Overview
Home Federal Savings and Loan Association
▪ Organized in 1924 as a federally chartered stock-
 form savings association
▪ The Association reorganized into the mutual
 holding company format in January 2005
▪ Headquartered in Shreveport, Louisiana
 ▪ Operates 3 full service branch offices in
 Shreveport, Louisiana and serve the Shreveport
 -Bossier City metropolitan area
▪ Financial data as of December 31, 2007 ($000)
 ▪ Assets  -  $128,084
 ▪ Deposits - $80,986
 ▪ Net Loans - $28,751
 ▪ Equity - $30,441
First Louisiana Bancshares
▪ Organized in 1998 for the purpose of acquiring
 First Louisiana Bank
▪ Headquartered in Shreveport, Louisiana
 ▪ Operates 3 branch offices in Shreveport-
 Bossier City metropolitan area and Caddo and
 Bossier Parishes, Louisiana
 ▪ Opened a new branch office (the fourth)
 located in Shreveport, in April 2008
▪ Financial data as of December 31, 2007 ($000)
 ▪ Assets  -  $123,092
 ▪ Deposits - $92,811
 ▪ Net Loans - $84,539
 ▪ Equity - $11,237
Home Federal Bancorp, Inc. of Louisiana

Shreveport Blanchard
Benton
Airline
220
79
71
Grimmett
Common
80
Old Minden
Bossier City
20
Ford
Caddo
Line
Hearne
Davis
Westgate
3032
Shreveport
Jimmie Davis
171
526
70th
Meriwether
49
Flournoy Lucas
Bert Kouns Industrial
Ellerbe
Colquitt

Combined Company	31-Dec-07
Total Assets:	$275,234
Net Loans:	112,916
Total Deposits:	173,900
Total Equity:	65,965
Branches:	6

10

Enhanced Franchise and Branch Footprint
Home Federal Bancorp, Inc. of Louisiana

Caddo, LA (Parish)

2007 Rank	Institution (ST)	Type	2007 Number of Branches	2007 Total Deposits in Market ($000)	2007 Total Market Share (%)	2006 Total Deposits in Market ($000)	2006 Total Market Share (%)
1	Regions Financial Corp. (AL)	Bank	13	905,758	27.33	960,088	29.21
2	Capital One Financial Corp. (VA)	Bank	15	883,194	26.65	903,187	27.48
3	JPMorgan Chase & Co. (NY)	Bank	12	712,906	21.51	689,146	20.97
4	BancorpSouth Inc. (MS)	Bank	6	262,558	7.92	255,101	7.76
	PRO FORMA	Thrift	5	151,304	4.56	140,629	4.28
5	Home Fedl Bncp Inc., LA (MHC) (LA)	Thrift	3	80,663	2.43	74,129	2.26
6	C B & T Bancshares Inc. (LA)	Bank	3	79,974	2.41	75,359	2.29
7	First LA Bancshares Inc. (LA)	Bank	2	70,641	2.13	66,500	2.02
8	IBERIABANK Corp. (LA)	Bank	1	55,384	1.67	78,942	2.40
9	Mansfield Bancshares Inc. (LA)	Bank	3	45,566	1.37	46,851	1.43
10	Citizens National Bancshares (LA)	Bank	3	45,404	1.37	39,167	1.19
	Total For Institutions In Market		72	3,314,600		3,286,357	

Bossier, LA (Parish)

2007 Rank	Institution (ST)	Type	2007 Number of Branches	2007 Total Deposits in Market ($000)	2007 Total Market Share (%)	2006 Total Deposits in Market ($000)	2006 Total Market Share (%)
1	JPMorgan Chase & Co. (NY)	Bank	6	241,685	26.68	226,261	25.55
2	Capital One Financial Corp. (VA)	Bank	4	198,709	21.93	212,524	24.00
3	Citizens National Bancshares (LA)	Bank	3	172,643	19.06	164,014	18.52
4	Regions Financial Corp. (AL)	Bank	3	134,075	14.80	121,954	13.77
5	Northwest Bancshares Corp. (LA)	Bank	1	39,584	4.37	38,505	4.35
6	First Guaranty Bancshares Inc. (LA)	Bank	1	29,399	3.25	39,641	4.48
7	Ouachita Bancshares Corp. (LA)	Bank	1	21,207	2.34	11,393	1.29
8	Tri-State Bancshares Inc. (LA)	Bank	1	20,109	2.22	23,479	2.65
9	BancorpSouth Inc. (MS)	Bank	1	18,485	2.04	14,437	1.63
	PROFORMA	Thrift	1	16,673	1.84	20,626	2.33
10	First LA Bancshares Inc. (LA)	Bank	1	16,673	1.84	20,626	2.33
	Total For Institutions In Market		24	905,955		885,532

Pro Forma Market Share Analysis
Home Federal Bancorp, Inc. of Louisiana
Note:
Deposit data as of June 30, 2007
Source: SNL Financial

Market Demographics
Home Federal Bancorp, Inc. of Louisiana
• Rank (#)¹:
• Branches (#):
• Deposits ($000)²:
• Deposit Market Share (%)²:
• 2007 Population (#)³:
• Population Change
 2000 - 2007 (%)³:
• 2007 Median HHI ($)³:
• HHI Change
 2000 - 2007 (%)³:
 County: Caddo
 5
 3
 80,663
 2.43
 257,276
 2.03
 35,251
 11.64
 State of Louisiana
 -
 -
 -
 -
 4,385,281
 (1.87)
 37,186
 13.34
Construction, educational and health services, information, and leisure and hospitality sectors are expected to be the primary sources for employment growth in the near term. Approximately $1.0 billion in public- and private-
sector construction projects are currently planned or in process, including improvements at the Kansas City
Southern Railway switchyard, the construction of two steel manufacturing plants at the Port of Shreveport-Bossier, the recently completed Shreveport Convention Center and InterTech Science Park, a $500 million redevelopment project in central Shreveport. On completion, the technology development is expected to include commercial building space, a hotel, a convention center, retail and restaurant space, and a 16-acre residential subdivision.
The construction project is expected to take 25 years and generate 6,000 new technology jobs, with an annual payroll of $225 million.
Note:
¹ Ranked in the order of deposit market share within the county of Caddo
² Deposit data as of June 30, 2007
³ Source: FDIC, SNL Financial

Executive Officers	Years of Experience	Position
Daniel R. Herndon	45 Years	Chairman of the Board of Directors of Home Federal Savings and Loan since January 1998. President and Chief Executive Officer of Home Federal Savings and Loan since September 1993. Chairman, President and Chief Executive Officer of Home Federal Bancorp since 2005. Chairman of the Board of Directors and Chief Executive Officer of the new holding company and Chairman of the Board of Home Federal Savings and Loan Association.
Ron C. Boudreaux	35 Years	Currently President and Chief Executive Officer of First Louisiana Bancshares and First Louisiana Bank. President and Chief Operating Officer of the new holding company and President and Chief Executive Officer of Home Federal Savings and Loan Association.
David L. Winkler	30 Years	Currently Chairman of the Board of Directors of First Louisiana Bancshares since its formation in 1998 and First Louisiana Bank since its inception in 1999 Vice Chairman of the new holding company and Home Federal Savings and Loan Association.
Clyde D. Patterson	42 Years	Currently Executive Vice President of Home Federal Bancorp and Home Federal Savings and Loan Association. Executive Vice President and Chief Financial Officer of the new holding company and Executive Vice President and Chief Administrative Officer of Home Federal Savings and Loan Association.

13

Management of Home Federal Bancorp After the Merger
Home Federal Bancorp, Inc. of Louisiana

Current directors of Home Federal Bancorp, Home Federal MHC and Home Federal Savings and Loan				
Name	Age	Position	Year Term Expires	Director Since
Walter T. Colquitt, III	62	Director	2010	1993
Daniel R. Herndon	67	Chairman and President	2010	1980
Scott D. Lawrence	61	Director	2010	1994
David A. Herndon III	70	Director	2008	1998
Woodus K. Humphrey	67	Director	2008	2001
Mark Malloy Harrison	48	Director	2008	2007
Henry M. Hearne	67	Director	2009	2000
Clyde D. Patterson	65	Director	2009	1980
Amos L. Wedgeworth, Jr.	81	Director	2009	1980

Current directors of First Louisiana Bancshares			
Name	Age	Position	Year Term Expires
Ron C. Boudreaux	59	Director and President	2010
Phillip L. Israel	57	Director	2010
John H. Meldrum Jr.	58	Director	2008
Winston E. Rice	62	Director	2009
Armand L. Roos	57	Director	2009
Wayne L. Simpson	77	Director	2008
David L. Winkler	62	Chairman	2008

14

Board Composition
Home Federal Bancorp, Inc. of Louisiana

Business Strategy
Our business strategy is focused on operating a growing and profitable community-
oriented financial institution. The acquisition of First Louisiana Bancshares is an integral component of such strategy. As a result of the merger we expect to:
 ▪ Grow and diversify our loan portfolio by, among other things, increasing our origination of commercial real estate and business loans
 ▪ Strengthen our management team
 ▪ Diversify our products and services
 ▪ Enhance core earnings
 ▪ Expand our franchise in our market area and contiguous communities
 ▪ Strengthening our asset quality
Home Federal Bancorp, Inc. of Louisiana

Year Ended June 30
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
(dollars in millions)
2003
2004
2005
2006
2007
12/31/2007
Home Federal

Year Ended December 31
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
(dollars in millions)
2003
2004
2005
2006
2007
First Louisiana

16

Loans
Home Federal Bancorp, Inc. of Louisiana

HFBL

Cmmrcl. & Multi-Fam.
13%
Consumer & other
2%
1-4 Family
85%

First Louisiana

Consumer & other
8%
1-4 Family
7%
C&I
30%
Cmmrcl. & Multi-Fam.
55%

PRO FORMA

Consumer & other
7%
1-4 Family
26%
C&I
23%
Cmmrcl. & Multi-Fam.
44%

17

Loan Mix ¹
Home Federal Bancorp, Inc. of Louisiana
Note:
¹ Data as of December 31, 2007
For purposes of this presentation, $4.9 million of second mortgage loans and home equity lines of credit classified as consumer loans by Home Federal Savings have been re-classified as one-to-four family residential loans in order to have consistent loan classification by both institutions

Home Federal Bancorp	As of or For the Year Ended June 30				
	2003	2004	2005	2006	2007	12/31/2007
NPA / Total Assets	0.07 %	– %	– %	– %	0.10 %	0.10 %
NPLs / Total Loans	0.22	–	–	–	0.46	0.46
Allowance / Total Loans	0.68	1.02	0.98	1.11	0.92	0.84
NCOs /Average Loans	–	–	–	–	–	–

First Louisiana Bancshares	As of or For the Year Ended December 31				
	2003	2004	2005	2006	2007
NPA / Total Assets	3.46 %	2.18 %	1.62 %	2.90 %	2.13 %
NPLs / Total Loans	4.37	1.10	1.68	2.67	0.37
Allowance / Total Loans	1.17	1.07	1.41	1.32	1.04
NCOs /Average Loans	0.52	1.90	1.04	1.24	1.02

Pro Forma as of 12/31/2007	
NPA / Total Assets	1.00 %
NPLs / Total Loans	0.30 %
Allowance / Total Loans	0.99 %
NCOs /Average Loans	0.36 %

18

Pro Forma Asset Quality
Home Federal Bancorp, Inc. of Louisiana

Year Ended June 30
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
(dollars in millions)
2003
2004
2005
2006
2007
12/31/2007
Home Federal

Year Ended December 31
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
(dollars in millions)
2003
2004
2005
2006
2007
First Louisiana

19

Deposits
Home Federal Bancorp, Inc. of Louisiana

HFBL

Non-int. bearing demand 5%
Int.-bearing demand 9%
Savings 5%
Certificate Accounts (0.00% - 5.99%) 81%

First Louisiana

Non-int. bearing demand 26%
Int. bearing demand 25%
Savings 8%
Certificate Accounts (0.00% - 5.99%) 41%

PRO FORMA

Non-int. bearing demand 16%
Int.-bearing demand 17%
Savings 7%
Certificate Accounts (0.00% - 5.99%) 60%

20

Deposit Mix ¹
Home Federal Bancorp, Inc. of Louisiana
¹ Data as of December 31, 2007

(Dollars in thousands, except per share amounts)	At or For the Six Months Ended December 31, 2007		
	MINIMUM (Adj.)	MINIMUM	MIDPOINT
	Offering Price Per Share: $10.00		
General			
Number of shares offered	1,530,000	1,530,000	1,800,000
Pro forma value	$ 35,194	$ 37,489	$ 41,766
Pro forma net income	$ 429	$ 446	$ 453
Pro forma net income per share	$ 0.13	$ 0.12	$ 0.11
Offering price as a multiple of pro forma net income per share	38.5x	41.7x	45.5x
Pro forma stockholders' equity	$ 53,913	$ 58,176	$ 60,649
Pro forma tangible stockholders' equity	$ 42,600	$ 44,863	$ 47,336
Pro forma stockholders' equity per share	$ 15.89	$ 15.52	$ 14.52
Proforma tangible stockholders' equity per share	$ 12.10	$ 11.97	$ 11.33
Offering price as a percentage of pro forma stockholders' equity per share	62.9%	64.4%	68.9%
Offering price as a percentage of pro forma tangible stockholders' equity per share	82.6%	83.6%	88.2%
Number of shares used to calculate pro forma net income per share	3,357,297	3,586,797	3,985,854
Number of shares used to calculate pro forma stockholders' equity per share	3,519,349	3,748,849	4,176,585

21

Offering Overview
Home Federal Bancorp, Inc. of Louisiana

Company	Closing Stock Price ($)	Total Market Value ($M)	Price/ LTM EPS (x)	Price/ Core EPS (x)	Price/ Book Value (%)	Price/ Tang. Book (%)	Price/ Total Assets (%)	Total Equity/ Assets (%)	Tang. Equity/ Assets (%)
Home Federal Bancorp, Inc.									
Pro Forma Adjusted Minimum	$ 10.00	35.2	38.5	45.5	62.9	82.60	13.27	21.08	16.91
Pro Forma Minimum	$ 10.00	37.5	41.7	45.5	64.4	83.60	14.02	21.75	17.65
Pro Forma Midpoint	$ 10.00	41.8	45.5	50.0	68.9	88.20	15.47	22.47	18.45
Pro Forma Maximum	$ 10.00	46.0	50.0	55.6	72.9	92.40	16.90	23.17	19.23
Pro Forma Adjusted Maximum	$ 10.00	51.0	50.0	62.5	77.3	96.80	18.52	23.97	20.10
Comparative Group Average [1]	NA	30.3	30.6	33.8	95.4	97.90	12.87	15.27	15.06
Comparative Group Median [1]	NA	19.8	25.4	25.4	99.1	99.70	11.50	12.05	11.85
All Public Thrift Average [2]	NA	538.1	16.8	16.9	98.8	114.90	11.27	11.48	10.64
All Public Thrift Median [2]	NA	90.5	15.9	15.8	96.7	104.10	9.38	9.64	8.29

Valuation
Based on the independent appraisal, the Company’s pro forma midpoint P/B ratio of 68.9% reflects a 30.5%
discount to the Comparative Group median P/B ratio of 99.1% and a 28.8% discount to the All Public Thrift median of 96.7%. At the minimum, the Company’s pro forma P/B ratio of 64.4% reflects a 35.0% discount to the
Comparative Group median and a 33.3% discount to the All Public Thrift median
Note:
¹ Companies include CKF Bancorp, Inc.; Coddle Creek Financial Corp.; East Texas Financial Services, Inc.; First Bancshares, Inc.; FPB Financial Corp.; GS
Financial Corp.; Jefferson Bancshares, Inc.; Lexington B&L Financial Corp.; Liberty Bancorp, Inc.; Louisiana Bancorp, Inc.; Osage Bancshares, Inc.; United
Tennessee Bankshares, Inc.
² Excludes mutual holding companies and companies subject to announced acquisitions
Home Federal Bancorp, Inc. of Louisiana

Investment Highlights
Home Federal Bancorp, Inc. of Louisiana
 ▪ Merger diversifies Home Federal’s business mix, provides for a more commercial bank like balance sheet and enhances the Company’s products and services offering

 ▪ Experienced combined management with substantial knowledge of the
 Company’s markets and diversified skill sets
 ▪ Capital to support internal and external growth
 ✓ Enhanced lending capabilities
 ✓ Flexibility to expand franchise in existing and contiguous communities
 ▪ Attractively valued investment